UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 16 of The Securities Exchange Act of 1934

April 16, 2020 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado (Address of principal executive offices)		80538 (Zip Code)

Registrant's telephone number, including area code		(970) 493-7272

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HSKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) is being filed by Heska Corporation (the “Company”) for the purpose of amending a portion of the disclosure previously included in Item 5.02 of that certain Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission (“SEC”) on April 22, 2020 (the “Original Form 8-K”). This Amendment is being filed to correct certain information previously filed with the Original Form 8-K with respect to the equity compensation arrangements with Mr. Eyl. Other than as set forth in this Explanatory Note, this Amendment does not amend any other disclosures in the Original Form 8-K.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 22, 2020, Heska Corporation (the “Company”) announced organizational changes to its Executive Team to accommodate its global expansion and support the recent acquisition of scil animal care company. The Board of Directors (the “Board”) of the Company appointed the following individuals to new leadership roles to enhance its global expansion capabilities and drive execution of best practices and Company objectives:

•	Steve Eyl, Executive Vice President, Chief Commercial Officer, Heska and President, scil animal care company

•	Eleanor Baker, Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company

•	Christopher Sveen, Executive Vice President, Chief Administrative Officer and General Counsel, Heska and President, Diamond Animal Health

Effective April 16, 2020, the Company entered into an Employment Agreement with Mr. Eyl (the “Agreement”). The Agreement with Mr. Eyl is for one (1) year with automatic one (1) year renewals, subject to a 120 non-renewal notice period. Pursuant to the terms of the Agreement, Mr. Eyl will receive an initial annual base salary of $350,000 (the “Base Salary”) and will be eligible to participate in the Company’s Management Incentive Plan. As additional compensation incentives, Mr. Eyl will be entitled to 50,000 stock options and 20,000 restricted stock awards that vest over two years as certain time and if certain performance objectives are achieved. Mr. Eyl will also be entitled to participate in the Company’s Benefit Plans (as defined in the Agreement) available to other Company executives. The provisions of the Agreement relating to compensation in the event of Mr. Eyl’s termination are unchanged from those in his previous employment agreement, which was included as an exhibit to the Company’s most recent Annual Report on Form 10-K, provided that he is also entitled to 6 months’ severance if the Agreement is not renewed.

Effective April 16th, 2020, the Company made the following changes to the compensation of the following named executive officers:

•
Nancy Wisnewski, Executive Vice President, Chief Operating Officer: annual base salary increase to $325,000; 45,000 stock options that vest over two years as certain time and if certain performance objectives are achieved.

•
Catherine Grassman, Executive Vice President, Chief Financial Officer: annual base salary increase to $325,000; 45,000 stock options that vest over two years as certain time and if certain performance objectives are achieved. Ms. Grassman also received a cash bonus of $75,000 due to completion of the acquisition of scil animal care company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: May 6, 2020	By: /s/ Christopher D. Sveen Christopher D. Sveen Executive Vice President, Chief Administrative Officer and General Counsel, Corporate Secretary